EXHIBIT 3.1

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                 CONSYGEN, INC.

         Pursuant to the provisions of Section 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following amendment to the Corporation's Articles of Incorporation.

         1.  The name of the Corporation is CONSYGEN, INC.

         2. The following amendment to the Articles of Incorporation, as amended, was adopted by the shareholders of the corporation on July 10, 1997. Article Fourth of the Articles of Incorporation, as amended, is hereby amended to read in its entirety as follows:

         FOURTH:
         (a) The total number of shares of all classes of stock which the Company shall have authority to issue is 40,000,000 shares of common stock, $.003 par value per share ("Common Stock").

         3. The number of shares of the corporation outstanding at the time of the adoption was 13,386,231; the number of shares entitled to vote on the amendment was 13,386,231.

         4. The number of shares that were voted for the amendment and the number of shares that were voted against the amendment were as follows:

         FOR:              9,544,262
         AGAINST:                656

Dated this 15th day of July, 1997.


                                 CONSYGEN, INC.


                                             By:  /s/Ronald I. Bishop
                                                  ------------------------------
                                                  Ronald I. Bishop, President







                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             C SQUARE VENTURES, INC.

         Pursuant to the provisions of the Texas Business Corporation Act, the undersigned corporation adopts the following amendment to the Corporation's Articles of Incorporation, which amendment was adopted by the shareholders of the Corporation on September 4, 1996 by the holders of the outstanding common stock, the only voting group entitled to vote thereon, by written consent pursuant to Section 9.10 of the Texas Business Corporation Act. The number of shares of common stock outstanding and entitled to vote on the amendment was 13,386,116 shares and the number of shares consenting to the amendment was 9,275,000 which was sufficient for approval by that group. All written notice required by Article 9.10 has been given.

         1.  The name of the Corporation is C SQUARE VENTURES, INC.

         2. The purpose of this Amendment is to change the name of this corporation as follows:

         The name of this corporation is CONSYGEN, INC.


                                                C SQUARE VENTURES. INC.

                                                By:  /s/Carl H. Canter
                                                    ---------------------------
                                                     President - Director

September 4, 1996








                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             C SQUARE VENTURES, INC.

         Pursuant to the provisions of the Texas Business Corporation Act, the undersigned corporation adopts the following amendment to the Corporation's Articles of Incorporation, which amendment was adopted by the shareholders of the Corporation on August 22, 1996 by the holders of the outstanding common stock, the only voting group entitled to vote thereon, by written consent pursuant to Section 9.10 of the Texas Business Corporation Act. The number of shares of common stock outstanding and entitled to vote on the amendment was 4,444,667 shares and the number of shares consenting to the amendment was 3,733,666 which was sufficient for approval by that group. All written notice required by Article 9.10 has been given.

         1. The name of the Corporation is C SQUARE VENTURES, INC.

         2. The purpose of this Amendment is to accomplish a one-for-forty reverse stock split of the outstanding common stock of this corporation as follows:

         Each 40 shares of the Corporation's outstanding Common Stock, $.003 par value, shall be and they are hereby automatically changed (without any further act) into one share of Common Stock, $.003 par value per share, provided that any fractional shares shall be increased to the next whole share. Immediately after the effective date of this amendment, the stockholders of record as of the close of business on the effective date, shall be given notice to surrender their certificates for shares of Common Stock to the transfer agent for cancellation and reissuance in accordance with the terms of the foregoing.






         The Board of Directors of the Corporation or any executive committee thereof is empowered to adopt further rules and regulations concerning the foregoing reverse stock split and to appropriately adjust any options, warrants or other securities which are convertible into shares of the Corporation's Common Stock, if any.

                                                     C SQUARE VENTURES. INC.



                                                     By: /s/Carl H. Canter
                                                         ----------------------
                                                          Carl H. Canter
                                                          President

August 26, 1996









                          ARTICLES OF AMENDMENT BY THE
                               SHAREHOLDERS TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                             C SQUARE VENTURES, INC.


         Pursuant to the Provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Article of Amendment to its Articles of Incorporation.

                                    ARTICLE I

         The name of the corporation is C Square Ventures, Inc.,

                                   ARTICLE II

         The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on October 31, 1989. Article IV of the Articles of Incorporation is hereby amended to read in full as follows:

         "The aggregate number of shares which the corporation shall have authority to issue is sixteen million six hundred sixty-six thousand six hundred sixty-six (16,666,666) at the par value of three tenths of a cent ($.003)."

                                   ARTICLE III

         The number of shares of the corporation outstanding at the time of the adoption was 133,344,613; and the number of shares entitled to vote on the amendment was 133,344,613.

                                   ARTICLE IV

         The number of shares which voted for the amendment, and the number of shares which voted against the amendment was as follows:

FOR:              112,956,178
AGAINST:               24,000
ABSTAIN:           20,364,435







                                    ARTICLE V

         The amendment provides for an exchange of issued shares and the manner in which the exchange is effected is as follows: All shares outstanding shall be surrendered to the transfer agent in exchange for new shares at the rate of one new share for each thirty shares surrendered. Fractional shares will not be issued but cash in an amount equal to the fair market value of such fractional shares will be issued in lieu thereof.

         Dated this 6th day of November, 1989.

                                                    C SQUARE VENTURES, INC.


                                                    By:/s/ Carl H. Canter
                                                       -------------------------
                                                       Carl H. Canter, President








                            ARTICLES OF INCORPORATION
                                       OF
                             C SQUARE VENTURES, INC.


         The  undersigned  natural  person of the age of eighteen  (18) years or
more  acting  as  incorporator  of  a  corporation   under  the  Texas  Business
Corporation Act hereby adopts the following Articles of Incorporation:

                                    ARTICLE I

         The name of the corporation is C Square Ventures, Inc.

                                   ARTICLE II

         The period of its duration is perpetual.

                                   ARTICLE III

         The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                   ARTICLE IV

         The aggregate number of shares which the corporation shall have authority to issue is five hundred million (500,000,000) at the par value of ten thousandths of a cent ($.0001).

                                    ARTICLE V

         The corporation will not commence business until it has received for the issuance of shares consideration of the value of one thousand dollars ($1,000) consisting of money, labor done, or property actually received.

                                   ARTICLE VI

         The street address of its initial registered office is 1600 Smith Street, Suite 4900, Houston, Texas 77002, and the name of its initial registered agent at such address is Hank Vanderkam.






                                   ARTICLE VII

         The number of Directors constituting the initial Board of Directors is three (3), and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

         CARL H. CANTER
         417 Goolsby Boulevard
         Deerfield Beach, Florida 33442

         ROBERTA WEHR
         417 Goolsby Boulevard
         Deerfield Beach, Florida 33442

         HANK VANDERKAM
         1600 Smith Street, Suite 4900
         Houston, Texas 77002

                                  ARTICLE VIII

         The name and address of the incorporator is:

         HANK VANDERKAM
         Vanderkam & Sanders
         1600 Smith Street, Suite 4900
         Houston, Texas 77002

                                   ARTICLE IX

         A Director of the corporation is not liable to the corporation or its shareholders or members for monetary damages for an act or omission in the Director's capacity as Director, unless the act or omission involves a breach of a Director's duty of loyalty to the corporation or its shareholders or members; or the act or omission is not in good faith or involves intentional misconduct or a knowing violation of the law; or the Director engages in a transaction from which he receives an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office; or the act or omission is one in which the liability of the Director is expressly provided for by statute; or the Director engages in an act related to an unlawful stock repurchase or payment of dividend.

                                    ARTICLE X

         The shareholders of the corporation shall not have a preemptive right to acquire additional, unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares.










                                   ARTICLE XI

         The shareholders of the corporation by this Article are hereby prohibited from cumulatively voting their shares at any election for Directors.

         SIGNED this 27th day of September, 1988.

                                                    /s/Hank Vanderkam
                                                    ----------------------------
                                                    HANK VANDERKAM, Incorporator











STATE OF TEXAS                  S
                                S
COUNTY OF HARRIS                S


         BEFORE ME, a notary public on this day personally appeared HANK VANDERKAM, known to me to be the person whose name is subscribed to the foregoing document and being by me first duly sworn, declared that the statements therein contained are true and correct.

         GIVEN  UNDER MY HAND AND SEAL OF  OFFICE  THIS  27th day of  September,
1988.

                                            /s/  Janet K. Webb
                                            -------------------------
                                            Notary Public in and for the
                                            State of TEXAS

                                            /s/  Janet K. Webb
                                            -------------------------
                                            Printed Name of Notary Public

                                            My Commission Expires:  3/28/92